SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[X]          Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

DFA Investment Dimensions Group Inc.
Dimensional Investment Group Inc.
The DFA Investment Trust Company
Dimensional Emerging Markets Value Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]          No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)           Date Filed:
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Dimensional Funds Adjournment Script
(ISS/Glass Lewis Recommendation)
(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)

First I would like to apologize for all the attention you have been getting regarding your investment in the Dimensional Funds, however, there are important initiatives underway that will benefit your Fund(s). Your participation is needed in order to proceed with the adjourned meeting of shareholders which is scheduled to take place June 10th.

Dimensional’s Fund Board as well as the two leading independent proxy advisory firms, ISS and Glass Lewis, recommend that shareholders vote “In Favor”

Would you like to vote along with the Board’s recommendation?
(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with Dimensional Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?
(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

 For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•     To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on this confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

Why should I vote now?

Each adjournment creates additional solicitation costs for  the fund or funds in which you are invested. The Board urges you to vote now and ensure your shares are represented to help avoid additional adjournments. Would you like to vote along with the Board’s recommendation?
(Pause For Response)

FOR INTERNAL DISTRIBUTION ONLY
Updated 5-15-15